BYLAWS OF ATLANTIC COASTAL PROPERTIES, INC.

                                     OFFICES

1. BUSINESS OFFICES. The corporation may have one or more offices at such place or places within or without the State of Nevada as the Board of Directors may from time to time determine or as the business of the corporation may require.

2. REGISTERED OFFICE. The registered office of the corporation shall be as set forth in the Articles of Incorporation, unless changed as provided by Nevada statute.

                                   ARTICLE II
                             SHAREHOLDER'S MEETINGS

1. ANNUAL MEETINGS. The annual meetings of shareholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on the First Friday of September at 2:00 p.m. If the day so fixed for such annual meeting shall be a legal holiday at the place of the meeting, then such meeting shall be held on the next succeeding business day at the same hour.

2. SPECIAL MEETINGS. Special meetings of shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by the President upon the request (which shall state the purpose or purposes therefore) of the Board of Directors or of the holders of not less than fifty percent (50%) of the number of shares of outstanding stock of the corporation entitled to vote at the meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice.

3. PLACE OF MEETING. Meetings of the shareholders shall be held at such place or places, within or without the State of Nevada, as may be designated from time to time by the Board of Directors and stated in the notice of the meeting.

4. NOTICE OF MEETINGS. Except as otherwise provided by statute, notice of each meeting of shareholders, whether annual or special, shall be given not less than ten (10) nor more than fifty (50) days prior thereto to each shareholder entitled to vote thereat by delivering written or printed notice thereof to such shareholder personally or by depositing the same in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the stock transfer books of the corporation. The notice of all meetings shall state the place, day and hour thereof. The notice of a special meeting shall, in addition, state the purposes thereof.


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5. VOTING LIST. At least ten (10) days before every meeting of  shareholders,  a complete list of shareholders entitled to vote thereat or any adjournment thereof, arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each, shall be prepared by the officer or agent of the corporation who has charge of the stock transfer books of the corporation. Such list shall be open at the principal office of the corporation to the inspection of any shareholder during usual business hours for a period of at least ten (10) days prior to such meeting. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who may be present.

6. ORGANIZATION. The President shall call meetings of shareholders to order and act as chairman of such meetings. In the absence of said officer, any shareholder entitled to vote thereat, or any proxy of any such shareholder, may call the meeting to order and a chairman shall be elected by a majority of the shareholders entitled to vote thereat. In the absence of the Secretary and Assistant Secretary of the corporation, any person appointed by the chairman shall act as secretary of such meetings.

7. AGENDA AND PROCEDURE. The Board of Directors shall have the responsibility of establishing an agenda for each meeting of shareholders, subject to the rights of shareholders to raise matters for consideration which may otherwise properly be brought before the meeting although not included within the agenda. The chairman of the meeting (i.e., the President) shall be charged with the orderly conduct of all meetings of shareholders; provided, however, that in the event of any difference in opinion with respect to the proper course of action which cannot be resolved by reference to statute, the Articles of Incorporation or these By-Laws, Robert's Rules of Order (as last revised) shall govern the disposition of the matter. The ruling of the chairman on matters of procedure, made in good faith, shall be final.

8. QUORUM. The holders of a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. In the absence of a quorum at any such meeting, a majority of the shareholders present in person or represented by proxy and entitled to vote thereat may adjourn the meeting from time to time without further notice (except as provided in paragraph 9 of this Article II) until a quorum shall be present or represented.

9. ADJOURNMENT. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken and such adjournment is for less than thirty days. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At the adjourned meeting, any business may be transacted which might have been transacted at the original, special or annual meeting.


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10.  INSPECTORS.  The chairman of the meeting may at any time appoint two (2) or more inspectors to serve at a meeting of the shareholders. Such inspectors shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The inspectors need not be shareholders of the corporation, and any director or officer of the corporation may be an inspector on any question other than a vote for or on any other question in which he may be directly interested.

11. VOTING. (a) Each shareholder shall at every meeting of shareholders, on all actions, including election of directors, or with respect to corporate action which may be taken without a meeting, be entitled to one vote for each share of stock having voting power held of record by such shareholder on the record date designated therefore pursuant to Section 3 of Article XI of these By-Laws (or the record date established pursuant to state law in the absence of such designation).

(b) Each shareholder so entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by voting trust or proxy executed in writing by such shareholder (or by his duly authorized attorney in fact) and delivered to the secretary of the meeting (or if there is no meeting, to the Secretary of the corporation); provided that no such voting trust or proxy shall be voted or acted upon after three (3) years from the date of its execution, unless such voting trust or proxy expressly provides for a longer period.

(c) When a quorum is present at any meeting of shareholders, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of a statute, or the Articles of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision on such question.

(d) Any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                                   ARTICLE III
                               BOARD OF DIRECTORS

1. AUTHORITY. The business and affairs of the corporation shall be managed by a Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.


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2.  ELECTION  AND  TENURE.  No fewer than one nor more than five  directors  (as determined by the shareholders at their annual meeting to elect directors) shall be elected at the annual meetings of the shareholders. Each director shall be elected to serve and to hold office until the next succeeding annual meeting and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal.

3. ORGANIZATIONAL MEETINGS. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time or times as may be determined by the Board of Directors and specified in the notice of such meeting.

5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called by the Chairman of the Board on the written request of any director.

6. PLACE OF MEETINGS. Any meeting of the Board of Directors may be held at such place or places either within or without the State of Nevada as shall from time to time be determined by the Board of Directors and as shall be designated in the notice of the meeting.

7. NOTICE OF MEETINGS. Notice of each meeting of directors, whether organizational, regular or special, shall be given to each director. If such notice is given either (a) by delivering written or printed notice to a director personally or (b) by telephone personally to such director, it shall be so given at least two (2) days prior to the meeting. If such notice is given either (a) by depositing a written or printed notice in the United States mail, postage prepaid, or (b) by transmitting a cable or telegram, in all cases directed to such director at this residence or place of business, it shall be so given at least four (4) days prior to the meeting. The notice of all meetings shall state the place, date, and hour thereof.

8. QUORUM.  A majority of the number of  directors  fixed by paragraph 2 of this
Article III shall constitute a quorum at all meetings of the Board of Directors, and except as set out in paragraph 16 of this Article III, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the event of a tie vote, the


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Chairman of the Board casts the deciding vote. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

9. ORGANIZATION, AGENDA AND PROCEDURE. The Chairman of the Board, or in his absence any director chosen by a majority of the directors present, shall act as chairman of the meetings of the Board of Directors. In the absence of the Secretary and Assistant Secretary, any person appointed by the chairman shall act as secretary of such meetings. The agenda of and procedure for such meetings shall be determined by the Board of Directors.

10. RESIGNATION. Any director of the corporation may resign at any time by giving written notice of his resignation to the Board of Directors. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

11. REMOVAL. Except as otherwise provided in the Articles of Incorporation or in these By-Laws, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of the percentage of stock required for his election. The vacancy in the Board of Directors caused by any such removal may be filled by such shareholders at such meeting, or, if the shareholders at such meeting shall fail to fill such vacancy, by the Board of Directors as provided in paragraph 12 of this Article.

12. VACANCIES. Except as provided in paragraph 11 of this Article III, any vacancy occurring for any reason in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum of the board of Directors. A director elected to fill a vacancy shall be elected for the un-expired term of his predecessor in office and shall hold office until the expiration of such term and until his successor shall be elected and shall qualify or until his earlier death, resignation or removal. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal.

13. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by paragraph 2 of this
Article III, may designate two (2) or more directors to serve as an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange, or other disposition of all or substantially all the property and assets of the corporation otherwise than the usual regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation, or a revocation thereof, or amending these By-Laws of the corporation. Unless a Board of Directors resolution or the Articles of


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Incorporation  expressly so provide,  no such committee  shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

14. COMPENSATION OF DIRECTORS. Each director may be allowed such amount per annum or such fixed sum for attendance at each meeting of the Board of Directors or any meeting of an executive or other committee, or any combination thereof, as may be from time to time fixed by resolution of the Board of Directors, together with reimbursement for the reasonable and necessary expenses incurred by such director in connection with the performance of his duties. Nothing herein contained shall be construed to preclude any director from serving the corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefore.

15. MANIFESTATION OF DISSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporation matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who acted in favor of such action.

                                   ARTICLE IV
                       NOTICE WAIVER AND ACTION BY CONSENT

1. NOTICE. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

2. WAIVER OF NOTICE. Whenever any notice whatever is required to be given under the provisions of a statute or the Articles of Incorporation, or by these By-Laws, a waiver thereof either in writing signed by the person entitled to said notice (or such person's agent or attorney in fact thereunto authorized) or by telegraph, cable or any other available method, whether before, at or after the time stated therein, or the appearance of such person or persons at such meeting in person or by proxy (except for the sole purpose of challenging the propriety of the meeting), shall be deemed equivalent to such notice.


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3.  ACTION  WITHOUT A MEETING.  Any action  required  or which may be taken at a meeting of the directors, shareholders or members of any executive committee of the corporation, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a simple majority of the directors, shareholders, or members of the executive committee, as the case may be, entitled to vote with respect to the subject matter thereof and the writing or writings are filed with minutes of the proceedings of the board, shareholders or committee.


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                                    ARTICLE V
                                    OFFICERS

1. ELECTION, QUALIFICATIONS AND TENURE. The Board of Directors annually, or at such lesser frequencies up to five year intervals as may be mandated by employment contracts entered into by and between any corporate officer and the Board of Directors, shall elect a Chairman of the Board, President, one or more Vice Presidents as may be determined from time to time by the Board of Directors, a Secretary and a Treasurer. The Board of Directors may also elect or appoint such other officers and assistant officers as may be determined by it. The Board of Directors may delegate to any such officer the power to appoint or remove subordinate officers, agents or employees. Any two or more offices may be held by the same person except that the same person may not occupy the Presidency and act as Secretary of the corporation at the same time. Each officer so elected or appointed shall continue in office until his successor shall be elected or appointed and shall qualify, or until his earlier death, resignation or removal. Officers need not be directors of the corporation.

2. RESIGNATION, REMOVAL AND VACANCIES. Any officer may resign at any time by giving written notice thereof to the Board of Directors or to the President. Such resignation shall take effect on the date specified therein and no acceptance of the same shall be necessary to render the same effective. Any officer may at any time be removed by the affirmative vote of a majority of the number of directors specified in section 2 of Article III of these By-Laws, or by an executive committee thereunto duly authorized, such removal to be subject to the terms of any employment contract with such officer. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors. An officer appointed to fill a vacancy shall continue in office until the earliest of his death, resignation or removal.

3. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside over and assist the Board of Directors in the formulation of policies to be pursued by the executive management of the corporation. He shall study and make reports and recommendations with respect to major problems, policies, and activities of the corporation, and it shall be his responsibility to see that the policy established by the Board of Directors is carried into effect by the executive officers.

4. PRESIDENT. The President shall be the chief executive and administrative officer of the corporation. He shall preside at all meetings of the shareholders. He shall see that all orders and resolutions of the Board of Directors are carried into effect and in general shall perform all duties as may from time to time be assigned to him by the Board of Directors and shall have general charge of the business of the corporation. He shall from time to time obtain information concerning the affairs and business of the corporation and shall promptly lay such information before the Board of Directors, or he shall communicate to the Board of Directors all matters presented by an officer of the corporation for its consideration and shall from time to time communicate to the officers such action of the Board of Directors as may in his judgment affect the performance of their official duties. He may sign, alone if authorized or with the Secretary or any other proper officer of the corporation authorized by the


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Board of  Directors,  and  deliver  on  behalf  of the  corporation  any  deeds, mortgages, notes, bonds, contracts, powers of attorney, or other instruments, including certificates for shares of capital stock of the corporation, which the Board of Directors has authorized to be executed. He may employ all agents and employees of the corporation and may discharge any such agent or employee and shall perform all other duties as may from time to time be delegated to him by the Chairman of the Board of Directors.

5. VICE PRESIDENTS. The Vice Presidents shall perform such duties and possess such powers as from time to time may be assigned to them by the President. In the absence of the President or in the event of his inability or refusal to act, the Executive Vice President shall perform the duties of the President and, when so performing, shall have all the powers of and be subject to all the restrictions upon the President.

6. SECRETARY. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned to him by the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary, including without limitation the duty and power to give notice of all meetings of shareholders and the Board of Directors, to attend all such meeting and keep a record of the proceedings, and to attest to the same on documents, the execution of which on behalf of the corporation is authorized by these By-Laws or by the action of the Board of Directors.

7. TREASURER. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including without limitation the duty and power to have custody of all funds and securities of the corporation, to keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-Laws, disburse such funds as ordered by the Board of Directors, making proper accounts thereof, and shall render as required by the Board of Directors statements of all such transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

8. SALARIES. Officers of the corporation shall be entitled to such salaries, perquisites, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

9. TRANSFER OF AUTHORITY. Notwithstanding the provisions of these By-Laws relating to the authority of specific officers, or of the provisions of any resolution of the Board of Directors granting such specific authority. In case


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of the absence or disability  of any officer or any other  reason,  the Board of
Directors may transfer the authority or duties of any officer to any other officer, or to any director or other agent or employee of the corporation, by vote of a majority of the full number of directors authorized to hold office.


                                   ARTICLE VI
                                 INDEMNIFICATION

1. Third Party Actions The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2. DERIVATIVE ACTIONS. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.


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


3. EXTENT OF INDEMNIFICATION. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

4. DETERMINATION. Any indemnification under sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 1 and 2 of this Article VI, even if he has not been successful on the merits or in defense of such action. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the affirmative vote of the holders of a majority of the shares of the stock entitled to vote and represented at a meeting called for such purpose.

5. PAYMENT IN ADVANCE. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors as provided in section 4 of this Article VI upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article VI.

6. INSURANCE. The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability hereunder or otherwise.

7. OTHER COVERAGE. The indemnification provided in this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, these By-Laws, agreement, vote of shareholders or disinterested directors, Nevada statute, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.


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


8. SEVERABILITY. The rights of indemnification herein provided for shall be severable, shall continue as to a person who has ceased to be an indemnified person and shall inure to the benefit of the heirs, executors, administrator and other legal representatives of such a person.

9. CONTRACT. The provisions of this by-law shall be deemed to be a contract between the corporation and each director or officer who serves in such capacity of any time while such by-law is in effect.

                                   ARTICLE VII
                   EXECUTION OF INSTRUMENTS; LOANS; CHECKS AND

                         ENDORSEMENTS; DEPOSITS; PROXIES

1. EXECUTION OF INSTRUMENTS. The President or the Executive Vice President shall have power to execute and deliver on behalf and in the name of the corporation any instrument requiring the signature of an officer of the corporation, except as otherwise provided in these By-Laws or where the execution and delivery thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. Unless authorized to do so by these By-Laws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

2. LOANS. No loan shall be contracted on behalf of the corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans at any time for the corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the corporation, and when authorized as aforesaid, as security for the payment of any and all loans (and any obligations incident thereto) of the corporation, may mortgage, pledge, or otherwise encumber any real or personal property, or any interest therein, at any time owned or held by the corporation, and to that end may execute and deliver such instruments as may be necessary or proper in the premises.

3. CHECKS AND ENDORSEMENTS. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances, and other such instruments shall be signed or endorsed by such officers or agents of the corporation as shall from time to time be determined by resolution of the Board of Directors, which resolutions may provide for the use of facsimile signatures.

4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the corporation's credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for


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


collection and deposit checks, drafts and other orders for the payment of money payable to the corporation or its order.

5. PROXIES. Unless otherwise provided by resolution adopted by the Board of Directors, the President or any Vice President may from time to time appoint one or more agents or attorneys in fact of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity; or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation, association or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper.

                                  ARTICLE VIII
                                 SHARES OF STOCK

1. CERTIFICATES OF STOCK. (a) Every holder of stock of the corporation shall be entitled to have a certificate certifying the certificate number, the date of issuance, the name of the record holder of the shares represented thereby, the number of shares and a designation of the class of stock represented thereby, and any restriction or transfer on voting powers to which such shares are subject, which certificate shall otherwise be in such form as is required by law and the Board of Directors shall prescribe.

(b) Each certificate shall be conspicuously marked on both sides thereof with a legend as appropriate under law indicating any and all restrictions and/or restraints or alienation including but not limited to restraints regarding pertinent securities laws, preemptive or other rights vesting in the corporation or shareholders of record and S corporation elections by the shareholders.

(c) Each such certificate shall be signed by the President and the Secretary or an assistant Secretary of the corporation; provided, however, that where such certificate is countersigned by a transfer agent or registered by a registrar (other than the corporation's or any employee of the corporation) the signatures of such officers of the corporation may be in facsimile form. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate shall have been issued by the corporation, such certificate may nevertheless be issued by the corporation with the same effect as if the person who signed such certificate, or whose facsimile signature shall have been placed thereon, had not ceased to be such officer of the corporation.


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


2. RECORD. A record shall be kept of the name of each person or other entity holding the stock represented by each certificate for shares of the corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the corporation.

3. TRANSFER OF STOCK. (a) Transfer of shares of the stock of the corporation shall be made on the books of the corporation upon notice only by the registered holder thereof, or by his attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Secretary shall notify all parties concerned if a proposed transfer would violate this By-Law and the transfer shall be null and void ab initio.

4. REGISTERED SHAREHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and, in the case of persons acting as trustees, to vote as such owner; and to hold liable for calls and assessments a person registered on its books as the owner of shares; and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

5. TRANSFER AGENTS AND REGISTRARS; REGULATIONS. The Board of Directors may appoint one or more transfer agents or registrars with respect to shares of stock of the corporation. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the stock of the corporation.

6. LOST, DESTROYED OR MUTILATED CERTIFICATE. In case of the alleged loss, destruction or mutilation of a certificate representing stock of the corporation, a new certificate may be issued in place thereof, in such manner and upon such terms and conditions as the Board of Directors may prescribe, and shall be issued in such situations a required by law.


                                   ARTICLE IX
                                 CORPORATE SEAL

The corporate seal shall be in such form as shall be approved by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The impression of the seal may be made and attested by either the Secretary or an Assistant Secretary for the authentication of contracts or other papers requiring the seal.


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


                                    ARTICLE X
                                   FISCAL YEAR

The fiscal year of the corporation shall be such year as shall be established by the Board of Directors.

                                   ARTICLE XI
                           CORPORATE BOOKS AND RECORDS

1. CORPORATE BOOKS. The books and records of the corporation may be kept within or without the State of Nevada at such place or places as may be from time to time designated by the Board of Directors.

2. ADDRESSES OF SHAREHOLDERS. Each shareholder shall furnish to the Secretary of the corporation or the corporation's transfer agent an address to which notices from the corporation, including notices of meetings, may be directed and if any shareholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such shareholder at his address last known to the Secretary or transfer agent.

3. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. The Board of Directors may close the stock transfer books for a period not exceeding fifty (50) days and not less than ten (10) days immediately preceding any meeting of shareholders or payment of any dividend or other distribution, for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution. In lieu of closing the stock transfer books for such purposes, the Board of Directors may fix in advance a date as a record date for the determination of shareholders for any such purpose. Such record date shall not be more than fifty (50) nor less than ten (10) days before the date of any such meeting, nor more than fifty (50) days prior to any other action to which the same relates. Only such shareholders as shall be shareholders of record on the date so fixed, or fixed pursuant to these By-Laws, shall be so entitled with respect to the matter to which the same relates.

4. FAILURE TO FIX RECORD DATE. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or of shareholders entitled to receive payment of a dividend, the date that notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

5. AUDIT OF BOOKS AND ACCOUNTS. The corporation's books and accounts shall be audited at such times and by such auditors as shall be specified and designated by resolution of the Board of Directors.

6. ANNUAL STATEMENT. The Board of Directors shall represent at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.

                                   ARTICLE XII
                                   AMENDMENTS

     All By-Laws of the corporation shall be subject to alteration, amendment or repeal, and new By-Laws may be added, by the affirmative vote of a majority of a quorum of the members of the Board of Directors present in person at any regular or special meeting.

                                  ARTICLE XIII
                                    DIVIDENDS

1. DECLARATION. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserves in the manner in which it was created.

                                   ARTICLE XIV
                                    ADOPTION

The foregoing By-laws were duly adopted by the Directors of this Corporation on January 26, 2003 by the unanimous vote of the Directors.


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




------------------------------
Beatriz Pierson,   Secretary





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